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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             WEBLINK WIRELESS, INC.
                                      INTO
                             PAGEMART WIRELESS, INC.

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


         Pagemart Wireless, Inc. ("Parent"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

         FIRST: WebLink Wireless, Inc. a Delaware corporation (the "Subsidiary"), was incorporated on November 23, 1999, pursuant to the General Corporation Law and is existing thereunder.

         SECOND: Parent was incorporated on November 29, 1994, pursuant to the General Corporation Law and is existing thereunder.

         THIRD: Parent owns of record 100% of the outstanding shares of Common Stock (the "Shares") of the Subsidiary, the Shares being the only stock of the Subsidiary outstanding.

         FOURTH: The board of directors of Parent adopted by unanimous consent on September 17, 1999 the following resolutions providing for the merger (the "Merger") of the Subsidiary into Parent, which resolutions have not been amended or rescinded and are in full force and effect:

                  RESOLVED, that pursuant to Section 253 of the General Corporation Law of the State of Delaware, WebLink Wireless, Inc. ("Subsidiary") shall be merged with and into the Corporation (the "Merger"), whereupon the separate existence of Subsidiary shall cease, and the Corporation shall be the Surviving Corporation (the "Surviving Corporation");

                  RESOLVED, that the Merger is hereby approved pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware;

                  RESOLVED, that the Merger shall become effective upon December 1, 1999 (the "Effective Time");

                  RESOLVED, that at the Effective Time each share of common stock, par value $.0001 per share, of Subsidiary outstanding immediately prior to the Effective Time be retired;


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                  RESOLVED, that from and after the Effective Time, until
         successors are duly elected or appointed in accordance with applicable law, the directors of the Corporation at the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Corporation at the Effective Time shall be the officers of the Surviving Corporation;

                  RESOLVED, that from and after the Effective Time, the name of the Surviving Corporation shall be "WebLink Wireless, Inc.";

                  RESOLVED, that from and after the Effective Time, the bylaws and certificate of incorporation of the Corporation shall be the bylaws and certificate of incorporation of the Surviving Corporation; and

                  RESOLVED, that the officers of the Corporation are, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions, and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of the Corporation (including, without limitation, a Certificate of Ownership and Merger in the form approved by counsel for the Corporation) and to incur all such fees and expenses, all as in their judgment they deem necessary or advisable in order to carry into effect each of the foregoing resolutions, and that the actions of any officer of the Corporation authorized by the foregoing resolutions or which would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions be, and they hereby are, ratified, confirmed, approved and adopted as actions of the Corporation.

         IN WITNESS WHEREOF, PageMart Wireless, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name by its duly authorized officer this 23rd day of November 1999.

                                    PAGEMART WIRELESS, INC.



                                    By:  /s/ Frederick G. Anderson
                                        ----------------------------------------
                                    Name:    Frederick G. Anderson
                                    Title:   Vice President, General Counsel and
                                             Secretary





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